EXHIBIT 99.1

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Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES DEFINITIVE AGREEMENTS

WITH HEALTH CARE PROPERTY INVESTORS, INC.

Company to Acquire for Resale Eleven Nursing Centers to Eliminate Unprofitable Operations

Company to enter into Sale and Leaseback Transaction for Three Owned Hospitals

LOUISVILLE, Ky. (August 8, 2006) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE: KND) today announced that it has entered into definitive agreements to acquire the real estate related to eleven nursing centers (the “Nursing Centers”) currently leased from Health Care Property Investors, Inc. and its affiliates (“HCP”) (NYSE: HCP). The Company also has entered into definitive agreements for a sale and leaseback transaction with HCP with respect to three hospitals (the “Hospitals”) currently owned by the Company.

In these transactions, the Company will acquire the Nursing Centers that are currently leased from HCP in exchange for the Hospitals. In addition, the Company will pay HCP a one-time cash payment of approximately $35 million. The Company also will amend its existing master lease with HCP to (1) terminate the current annual rent of approximately $9.9 million on the Nursing Centers, (2) add the Hospitals to the master lease with a current annual rent of approximately $6.3 million and (3) extend the initial expiration date of the master lease until September 30, 2016. The Company’s earnings before interest, taxes, depreciation, amortization and property rent for the three Hospitals for the last twelve months ended June 30, 2006 was approximately $22 million.

Following the transaction with HCP, the Company intends to dispose of the Nursing Centers as soon as practicable. The Company expects to generate approximately $55 million to $65 million in proceeds from the sale of the Nursing Centers and the related operations. The Nursing Centers, which contain 1,754 licensed beds, generated pretax losses of approximately $4 million for the year ended December 31, 2005 and $2 million for the six months ended June 30, 2006. Subject to the conditions set forth below, the Company expects to account for the operations of the Nursing Centers and the loss on the HCP transactions as discontinued operations.

The transactions with HCP are subject to the receipt of required approvals and the satisfaction of other customary conditions to closing, including the approval of the Company’s lenders.

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked that “This is a great opportunity with our partners at HCP to continue to reposition our nursing center portfolio to eliminate unprofitable operations and execute on a more focused market driven strategy. We are pleased to have reached mutually beneficial agreements with HCP and look forward to seeking other opportunities to expand our existing relationship with HCP. We will work closely with HCP to complete these transactions in an expeditious manner and then turn our focus toward divesting these unprofitable nursing centers.”

Jay Flaherty, Chairman and Chief Executive Office of HCP, commented “We value our ongoing relationship with Kindred and are pleased to be moving forward with these transactions. This is a win-win for both companies as it improves HCP’s portfolio and allows Kindred to divest under-performing facilities.”

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the receipt of all required approvals and the satisfaction of other customary closing conditions to the transactions with HCP, including the approval of the Company’s lenders; (b) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas, Inc.; (c) the risks and uncertainties arising from and related to the rent reset process, including the appraisal process, pursuant to the master leases; (d) the risks and uncertainties associated with the court action presently pending between the Company and Ventas related to the production of the Company’s third party appraisals prepared for the rent reset process; (e) the Company’s ability to meet its rental and debt service obligations; (f) adverse developments with respect to the Company’s results of operations or liquidity; (g) the Company’s ability to attract and retain key executives and other healthcare personnel; (h) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (i) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (j) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals, including the final Medicare payment rules issued on May 2, 2006, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (k) national and regional economic conditions, particularly their effect on the availability and cost of labor, materials and other services; (l) the Company’s ability to control costs, including labor and employee benefit costs; (m) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (n) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (o) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (p) the Company’s ability to successfully dispose of unprofitable facilities; and (q) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc. (NYSE: KND), is a Fortune 500 healthcare services company, based in Louisville, Kentucky, with annualized revenues of $4.3 billion that provides services in over 500 locations in 39 states. Kindred through its subsidiaries operates long-term acute care hospitals, skilled nursing centers, institutional pharmacies and a contract rehabilitation services business, Peoplefirst Rehabilitation Services, across the United States. Kindred’s 56,000 employees are committed to providing high quality patient care and outstanding customer service to become the most trusted and respected provider of healthcare services in every community we serve. For more information, go to www.kindredhealthcare.com.

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